Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statements (Form F-3 Nos. 333-283393, 333-266228, 333-266930, 333-271343 and 333-274862) of Pagaya Technologies Ltd.,

2.Registration Statements (Form S-8 Nos. 333-265739 and 333-274540) pertaining to the 2016 Equity Incentive Plan, Stock Option Sub-Plan for United States Persons to the 2016 Equity Incentive Plan, 2021 Equity Incentive Plan, Stock Option Sub-Plan for United States Persons to the 2021 Equity Incentive Plan, 2022 Share Incentive Plan and Sub-Plan for Israeli Participants to the 2022 Share Incentive Plan, and the 2023 Employee Stock Purchase Plan of Pagaya Technologies Ltd.;

of our report dated March 12, 2025, with respect to the consolidated financial statements of Pagaya Technologies Ltd. included in this Annual Report (Form 10-K) of Pagaya Technologies Ltd. for the year ended December 31, 2024.

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Tel Aviv, Israel
March 12, 2025